Exhibit 99.1

Contact:	Neenah Paper, Inc.
Bill McCarthy
Vice President — Financial Analysis and Investor Relations
678-518-3278

Neenah Paper to Consolidate Fine Paper Footprint

with Closure of California Mill

ALPHARETTA, GEORGIA — May 8, 2009 (NYSE:NP) — Neenah Paper today announced plans to permanently close its fine paper mill located in Ripon, California. Operations at the mill, which has one paper machine with an annual capacity of approximately 35,000 tons, will be phased out in an orderly manner over the next two months. Production previously made at Ripon will be absorbed by the company’s other premium fine paper mills.

“This decision is consistent with our strategy to drive consolidation in the premium fine paper category through leading brands and a cost efficient manufacturing platform. Closing the Ripon mill allows us to significantly reduce costs and simplify our supply chain without compromising our ability to serve our customers,” said John O’Donnell, President - Fine Paper. “The employees at Ripon have done an outstanding job this year, working safely and efficiently despite reduced schedules that have resulted from lower market demand. We will now focus on assisting these employees through this difficult transition as well as marketing the site to potential buyers.”

The closure is expected to result in a pre-tax charge to earnings of approximately $17 million in the second quarter comprised of $6 million in non-cash charges, primarily for the write-down of production assets at the Ripon facility, and $11 million related to cash payments for contract terminations, severances and other employee costs. Approximately $7 million would be paid in 2009, with remaining payments in 2010 and beyond.

In addition to future proceeds from selling the Ripon site, expected benefits include annual cash savings of over $7 million as a result of reductions in fixed costs and improved distribution and manufacturing efficiencies.

About Neenah Paper, Inc.

Neenah Paper is a leading global manufacturer of premium, performance-based papers and specialty products used in a variety of applications including filtration, printing and writing, and as backing and component materials for many specialized industrial and consumer applications. Products are marketed under well-known brands such as CLASSIC®, ENVIRONMENT®, STARWHITE®, Gessner®, JET-PRO® SofStretch™ and varitess®. Based in Alpharetta, Georgia, the company has paper manufacturing operations in the United States and Germany and owns approximately 500,000 acres of timberlands in Nova Scotia, Canada. Additional information about Neenah Paper can be found at the company’s web site, www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to: (i) worldwide economic conditions, which have deteriorated significantly in the U.S., Germany and many other countries and regions, (ii) significant capital and credit market volatility and deterioration, (iii) U.S. dollar/Euro and other exchange rates, (iv) changes in prices for pulp, energy, latex and other raw materials, (v) the cost or availability of raw materials, (vi) unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations and (vii) the ability of the company to realize anticipated cost savings. These and other factors that could cause or contribute to actual results differing materially from any forward-looking statements are discussed in more detail in our other filings with the Securities and Exchange Commission.  Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.